4
Our job is to be the best
Goldman Sachs
Basic Materials Conference
June 2, 2010

 This presentation contains “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-
looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including the costs of raw materials, purchased energy, and freight; changes in interest rates;
current conditions in financial markets could adversely affect our ability to finance our operations;
demand for new housing; accuracy of accounting assumptions related to impaired assets, pension and postretirement costs, contingency reserves and income taxes; competitive actions by other companies; changes in laws or regulations; our ability to execute certain strategic and business improvement initiatives; the accuracy of certain judgments and estimates concerning the integration of acquired operations; and other factors, many of which are beyond our control.
Except as required by law, we expressly disclaim any obligation to publicly revise any forward-
looking statements contained in this presentation to reflect the occurrence of events after the date of this presentation.
 This presentation includes non-GAAP financial measures. The required reconciliations to
GAAP financial measures are included on our website, www.templeinland.com.

Create Superior and Sustainable Value
• Maximize ROI
• Profitably grow our business

Corrugated Packaging earned a record $347 million
*Corrugated Packaging peer group includes: IP, PKG and SSCC
Corrugated Packaging - Highest 2009
Return in Peer Group

Building Products EBITDA 2009 vs. 2008

Premier Boxboard Ltd.

$482
$710
$1,192
Long-term debt reduced by $482 million in 2009
($ in millions)
2009 Long-Term Debt Reduction

• 7 mills
 - 3.9 million tons
• 60 converting facilities
 - 3.7 million tons
• # 3 industry producer
Business Highlights
Financial Highlights
($ in Millions)	2006	2007	2008	2009
Revenue	$2,977	$3,044	$3,190	$3,001
EBIT	$255	$287	$225	$347
Investment	$2,039	$2,004	$1,990	$2,109
ROI	12.5%	14.3%	11.3%	16.5%
EBITDA	$408	$429	$371	$492
Corrugated Packaging Segment Highlights

• Maintain high integration level
    - Box plant consumption = mill capacity
• Drive for low cost
 - Asset utilization and manufacturing excellence
• Improve mix and margins
   - Sales excellence
• Profitably grow business
   - Organically / Acquisition
Lowering Costs, Improving Efficiencies and Growing Profitably
Corrugated Packaging Strategic Initiatives

Source: Company reports
Temple-Inland is the most integrated producer of corrugated containers
Integration Level - Highest in the Industry

Box Plant Transformation I (2006-2010)
• EBIT (Lower Costs)    $80MM/Year
 – Fewer Plants     4
 – Fewer Machines    88
 – Fewer Positions   1,157
• Investment     $174MM
• ROI       46%

Box Plant Transformation II (2010-2013)
• EBIT (Lower Costs)    $100MM/Year
 – Fewer Plants     12
 – Fewer Machines    65
 – Fewer Positions    900
• Investment     $250MM
• ROI       40%

Improve Mix and Margins
• Customer segmentation
• Target richer segment of customer
 portfolio

PBL
Profitably grow our business
• PBL acquisition
 – $20 million of synergies
 – $30 million from white-top
 – 60% ROI

TIN has highest ROA in the Peer Group
Notes: (1) As reported by segment excluding special items for TIN, IP and Weyerhaeuser. For TIN and IP, the asset base was adjusted to include acquisitions made in Q3 2008. (2) For PCA, EBIT =
 Gross profit-selling and administrative expenses. (3) For SSCC, EBIT as reported by segment; total assets reported for the company in 2007, 2008 and 2009. For prior years, total assets =
 segment assets + other assets of $3.3 billion.
Corrugated Packaging - Highest ROA in
Peer Group

Source: RISI
Improving Demand and Lower Inventories

Source: AF&PA and RISI
Rising Industry Operating Rates
and Higher Pricing

Corrugated Packaging Summary
• Simple, effective strategy…execution = results
• Track record of success
• Improved industry fundamentals

• Portfolio of Products
 – Lumber
 – Gypsum
 – Particleboard
 – MDF
• Lowest quartile cost converting
 operations
• Located near large, high-growth
 markets
Business Highlights
($ in Millions)	2006	2007	2008	2009
Revenue	$1,119	$806	$694	$576
EBIT	$221	$8	($40)	($27)
Investment	$586	$562	$560	$535
ROI	37.7%	1.4%	(7.1%)	(5.0%)
EBITDA	$265	$53	$8	$17
Housing Starts (000’s)	1,812	1,342	900	553
Building Products

Building Products Strategic Initiatives
• Deliver tailored portfolio of building products
 – Products for new home, repair and remodeling
 and commercial markets
• Drive low cost
 – Manufacturing excellence
• Serve preferred markets
 – Favorable demographics
• Profitably grow business

Tailored Products

Buna
Pineland
Diboll
Rome
DeQuincy
Lumber
Competitive
Position
1st
Quartile
2nd
Quartile
3rd
Quartile
4th
Quartile
Gypsum
Competitive
Position
Cumberland
Fletcher
W. Memphis
McQueeney
Panels
Competitive
Position
Monroeville
Hope
Diboll
Thomson
PB
MDF
El Dorado
Mt. Jewett
80% of Building Products operations are in lowest cost quartile
1st
Quartile
2nd
Quartile
3rd
Quartile
4th
Quartile
1st
Quartile
2nd
Quartile
3rd
Quartile
4th
Quartile
Source: Beck & RISI studies and internal analysis
Low Cost Operations

Building Products Facilities
Mt. Jewett
Cumberland City
West Memphis
Fletcher
El Dorado
Hope
Rome
Thomson
Pineland
Diboll
Monroeville
DeQuincy
Buna
McQueeney

Housing Starts
TIN EBITDA
2006
2007
2008
2,127
2009
906
554
$8
$17

2010 Financial Priorities
• Return cash to shareholders
 – Maintained dividend during 2009
 – Q1 2010 dividend increased 10% to annual
 rate of $0.44 per share
• Reduce debt
• Invest in our business
• Profitably grow

Create Superior and Sustainable Value
• Maximize ROI
• Profitably grow our business

Appendix

Total Debt
$764
Borrowings Under
Committed Credit
Facilities
$209
Term Debt
$555
($ In Millions)
First Quarter 2010 Debt Structure

Term debt
($ In Millions)
Total Term Debt = $555MM
Term Debt Maturity Profile as of First
Quarter 2010

 Accounts
  Receivable Committed
 Securitization Credit
 Facility Agreements Total
($ In Millions)
First Quarter 2010
Committed Credit Facilities
Committed $ 250  $ 825   $1,075
Less:
 Borrowings (168) (41) (209)
 Letters of credit -  (30) (30)

Unused borrowing capacity $ 82  $ 754  $ 836
Facility Maturities Oct, 2012 July, 2011 ($750MM revolver)
Covenants (as specifically defined): 1Q-End, 2010
 Debt/total capital 45.0% 70% Max
 Interest coverage * 10.2x   3.0x Min
* Best 4 out of 5 trailing quarters
 1Q/2010 = 5.8x

Our job is to be the best